Exhibit 99.1

NO. 048 233656 08

Quicksilver Resources Inc.,	§	In The District Court
§
Plaintiff,	§
§
v.	§
§
BreitBurn Energy Partners l.p.,	§
BreitBurn Operating l.p.,	§
BreitBurn gp, llc, BreitBurn	§	Tarrant County, Texas
Operating gp, llc, Randall H.	§
Breitenbach, Halbert S.	§
Washburn, Gregory J.	§
Moroney, Charles S. Weiss,	§
Randall J. Findlay, Thomas W.	§
Buchanan, Grant D. Billings,	§
and Provident Energy Trust,	§
§
Defendants.	§	48th Judicial District

BREITBURN ENERGY PARTNERS L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT

Harry M. Reasoner	William L. Kirkman
Texas State Bar No. 16642000	Texas State Bar No. 11518700
Karl S. Stern	Bourland & Kirkman, l.l.p.
Texas State Bar No. 19175665	201 Main Street, Suite 1400
George M. Kryder	Fort Worth, Texas 76102
Texas State Bar No. 11742900	Phone: 817.336.2800
Jennifer B. Poppe	Fax: 817.877.1863
Texas State Bar No. 24007855
Marc A. Fuller
Texas State Bar No. 24032210	Of Counsel:
Vinson & Elkins llp
First City Tower	Srinivas M. Raju
1001 Fannin St., Suite 2500	Richards, Layton and Finger, p.a.
Houston, TX 77002-6760	One Rodney Square
Phone: 713.758.2358	920 North King Street
Fax: 713.615.5173	Wilmington, DE 19801

Attorneys for BreitBurn Energy Partners l.p. and BreitBurn gp, llc

TABLE OF CONTENTS

I. SUMMARY OF ARGUMENT				1

II. BACKGROUND AND UNDISPUTED FACTS				2

A.	BreitBurn LP Is a Delaware Master Limited Partnership Operating in the Oil and Gas Industry.			2

B.	Provident Invests in BreitBurn, but a Change in Canadian Tax Law Forces it to Reconsider that Investment.			3

C.	Quicksilver Embarks on a Major Strategic Realignment in 2007.			5

D.	BreitBurn LP Purchases Provident’s Interests, as Breitenbach and Washburn Agree to Exchange their BreitBurn GP Units for BreitBurn LP Common Units.			6

E.	BreitBurn LP Amends Its Partnership Agreement to Give Limited Partners a New Voting Right.			9

F.	BreitBurn LP Offers Quicksilver Board Representation in June 2008, But Quicksilver Shows No Interest.			10

G.	Quicksilver Files this Lawsuit and Requests a Temporary Injunction in an Apparent Prelude to a Proxy Fight.			10

III. SUMMARY JUDGMENT SHOULD BE GRANTED AS A MATTER OF LAW				10

A.	Summary Judgment Standard			11

B.	Delaware Law Controls and Permits the Amendment at Issue.			12

C.	Quicksilver Cannot Show that BreitBurn Breached Any Provision of the Partnership Agreement in Adopting the Amendment.			13

.	1	The Amendment Was Validly Adopted Under Section 13.1 of the Partnership Agreement.		13

		a.	Section 13.1 of the Partnership Agreement allows BreitBurn GP to amend the Agreement without the approval of the Limited Partners.	14

		b.	The contractual standard of “good faith” under the Partnership Agreement is a subjective standard.	15

		c.	The undisputed evidence shows that the BreitBurn GP Directors adopted the Voting Rights Provision of the Amendment in “good faith.”	17

		d.	Though not a required issue for this Motion, the undisputed evidence shows that the Voting Rights Provision of the Amendment did not adversely affect the Limited Partners in any material respect and the Directors’ belief that it was in the Limited Partners’ best interests was reasonable.	18

		e.	The Amendment was validly adopted under Section 13.1(d), as a matter of law.	22

	2.	Adopting the Amendment Did Not Violate Sections 13.2 and 13.3 of the Partnership Agreement.		23

	3.	Section 4.6 of the Partnership Agreement Does Not Apply Because BreitBurn GP’s Ownership Interest Was Eliminated, Not Transferred to Another Person.		24

	4.	Quicksilver’s Claim for Breach of Section 7.3(a) of the Partnership Agreement Duplicates its Other Contract Claims and Fails for the Same Reasons.		27

D.	Quicksilver’s Claim for Breach of a Purported Duty of Good Faith and Fair Dealing Should Be Dismissed Because the Partnership Agreement Provides the Only Applicable Contractual Standard Which BreitBurn Satisfied.			27

E.	Quicksilver Cannot Obtain the Declaratory and Injunctive Relief It Seeks.			29

IV. SUMMARY JUDGMENT EVIDENCE				30

V. CONCLUSION AND PRAYER				33

TABLE OF AUTHORITIES

Cases

Binur v. Jacobo,
135 S.W.3d 646, 650-51 (Tex. 2004)	11

Branmar Theatre Co. v. Branmar, Inc.,
264 A.2d 526 (Del. Ch. 1970)	25

Cincinnati SMSA Ltd. P’ship v. Cincinnati Bell Cellular Sys. Co.,
708 A.2d 989 (Del. 1998)	28

Dunlap v. State Farm Fire & Cas. Co.,
878 A.2d 434 (Del. 2005)	28

E.I. du Pont de Nemours & Co. v. Bayer CropScience L.P.,
958 A.2d 245 (Del. Ch. 2008)	29

Esquivel v. Murray Guard, Inc.,
992 S.W.2d 536 (Tex. App.—Houston [14th Dist.], 1999, pet. denied)	11

Gertrude L.Q. v. Stephen P.Q.,
466 A.2d 1213 (Del. 1983)	30

In re Sea-Land Corp. S’holders Litig.,
642 A.2d 792 n.10 (Del. Ch. 1993), aff’d, 633 A.2d 371 (Del. 1993)	21

In re USACafes, L.P. Litig.,
600 A.2d 43 (Del. Ch. 1991)	12

Izquierdo v. Sills,
No. 15505-NC, 2004 WL 2290811, at *13 (Del. Ch. June 29, 2004)	28

McMullin v. Beran,
765 A.2d 910, 920 (Del. 2000)	17

Moran v. Household Int’l, Inc.,
500 A.2d 1346 (Del. 1985)	21

Paramount Commc’ns Inc. v. QVC Network Inc.,
637 A.2d 34 (Del. 1994)	21

Providence & Worcester Co. v. Baker,
378 A.2d 121 (Del. 1977)	20

Robbins & Co. v. A.C. Israel Enters., Inc.,
No. Civ. A. 7919, 1985 WL 149627, at *5 (Del. Ch. Oct. 2, 1985)	17

Sands v. Estate of Buys,
160 S.W.3d 684 (Tex. App.—Fort Worth 2005, no pet.)	29

Star Cellular Tel. Co., Inc. v. Baton Rouge CGSA, Inc.,
No. Civ. A. 12507, 1993 WL 294847, at *8 (Del. Ch. Aug. 2, 1993),
aff’d, A.2d 382 (Del. 1994)	26

Summa Corp. v. Trans World Airlines, Inc.,
540 A.2d 403 (Del. 1988)	17

Tracey v. Franklin,
67 A.2d 56 (Del. 1949)	29

U.S. West, Inc. v. Time Warner Inc.,
No. Civ. A. 14555, 1996 WL 307445, at *23 n.28 (Del. Ch. June 6, 1996)	23

Union Chem. & Materials Corp. v. Cannon,
148 A.2d 348 (Del. 1959)	25

Unocal Corp. v. Mesa Petroleum Co.,
493 A.2d 946 (Del. 1985)	21

Wichita County v. Bonnin,
268 S.W.3d 811 (Tex. App.—Fort Worth 2008, pet. denied)	11

Williams v. Geier,
671 A.2d 1368 (Del. 1996)	21

Statutes

6 Del. C. § 17-1101(c)	15

6 Del. C. § 17-1101(d)	15

Other Authorities

188 Am. Jur. 2d Corporations § 1215 (2008)	21

Black’s Law Dictionary 1347 (8th ed. 2004)	23

Richard H. Koppes et al., Corporate Governance Out of Focus: The Debate Over Classified
Boards, 54 Bus. Law. 1023 (1999)	21

Shorter Oxford English Dictionary 32 (5th ed. 2002)	18

Rules

Tex. R. Civ. P. 166a(b)	11

Tex. R. Civ. P. 166a(c)	32

Tex. R. Civ. P. 166a(d)	32

Tex. R. Civ. P. 166a(i)	11

Defendants BreitBurn Energy Partners L.P. (“BreitBurn LP” or “Limited Partnership”), and BreitBurn GP, LLC (“BreitBurn GP” or “General Partner”) (collectively, “BreitBurn”) file this Motion for Partial Summary Judgment, which is limited to the claims by Plaintiff Quicksilver Resources Inc. (“Quicksilver”) for injunctive relief.

I.
SUMMARY OF ARGUMENT

This motion is limited to claims that are the basis for Quicksilver’s request for a temporary injunction.  Those claims present matters of law which this Court must resolve by construing the unambiguous partnership agreement and the undisputed facts.  If the Court grants this motion, there will be no need for the temporary injunction hearing, and the parties will continue with discovery on the remaining claims.

Quicksilver’s claims at issue in this motion relate to a June 2008 Amendment to the BreitBurn LP Partnership Agreement that gave all Limited Partners – including Quicksilver – a new voting right to elect directors to BreitBurn GP’s Board, subject to restrictions.  When Quicksilver originally acquired its interests in BreitBurn in November 2007, neither it nor any Limited Partner had any vote or say in electing directors.

As part of the 2008 Amendment, the BreitBurn GP Directors also acted to ensure that a single Limited Partner could not exploit this new voting right to attempt to seize working control of the partnership, to the detriment of the other Limited Partners.  The Amendment provided that no Limited Partner would have more than a 20% vote, regardless of its total ownership interest.

As a matter of law, the Amendment is valid and was completely within the Directors’ discretion.  The Partnership Agreement allows the directors to adopt an amendment like this one if they determine that it does not adversely affect the Limited Partners in any material respect.  It is undisputed that the BreitBurn GP Directors made this determination.  The Amendment did not affect any existing right.  Instead, it provided a new benefit.  Under controlling Delaware law and the Partnership Agreement, this determination may not be challenged if the Directors subjectively believed that it was in the best interests of all Limited Partners.  It also is undisputed that the BreitBurn GP Directors firmly held that belief.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 1

The Court must give effect to the entire Amendment.  As a matter of law, there is no basis to re-write the Amendment – as Quicksilver urges – to let Quicksilver exercise its new voting right without the 20% limitation so it can seize control over the entire Partnership.  Nor are there grounds to invalidate the entire Amendment and thereby deprive all of the Limited Partners of their new voting right.

II.
BACKGROUND AND UNDISPUTED FACTS

A.	BreitBurn LP Is a Delaware Master Limited Partnership Operating in the Oil and Gas Industry.

Defendant BreitBurn LP is an independent oil and gas limited partnership focused on the acquisition and development of oil and gas properties in the United States.1  It is a Delaware Master Limited Partnership (“MLP”).2  In October 2006, BreitBurn LP completed its initial public offering, and its partnership interests, or “Common Units,” are publicly traded on the NASDAQ exchange.3

1 Appendix to BreitBurn Energy Partners L.P. and BreitBurn GP. LLC’s Motion for Partial Summary Judgment (“Appendix”) at 2 (Affidavit of Halbert S. Washburn (“Washburn Aff.”) ¶ 5).  For the Court’s convenience, BreitBurn has numbered consecutively the evidence contained in its Appendix.  When citing to evidence in the Appendix, BreitBurn will refer to the numbered pages of the Appendix, as well as the document being cited, e.g., App. 2 (Washburn Aff. ¶ 5).
2 MLPs are limited partnerships, many of which are publicly traded on a United States securities exchange.  They are common in the energy industry.
3 App. 2-3 (Washburn Aff. ¶ 7).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 2

BreitBurn LP’s general partner is BreitBurn GP.4  The BreitBurn GP Board of Directors has sole responsibility for conducting BreitBurn LP’s business and managing its operations.  Randall H. Breitenbach (“Breitenbach”) and Halbert S. Washburn (“Washburn”) serve as Co-Chief Executive Officers of BreitBurn GP.  As of June 17, 2008 – when the BreitBurn GP Directors adopted the Amendment at issue – the Board had six Directors:  Breitenbach, Washburn, Gregory S. Moroney (“Moroney”), Charles S. Weiss (“Weiss”), David B. Kilpatrick (“Kilpatrick”), and John R. Butler (“Butler”).5  The latter three – Weiss, Kilpatrick, and Butler – were independent directors.6  Messrs. Butler and Kilpatrick are not named as defendants in this case.

B.	Provident Invests in BreitBurn, but a Change in Canadian Tax Law Forces it to Reconsider that Investment.

Provident Energy Trust (“Provident”), another defendant in this case, is a publicly traded energy trust based in Canada.  Provident first acquired its interest in one of BreitBurn LP’s predecessors, BreitBurn Energy Company L.P. (“BreitBurn Energy”), a private entity, in 2004.7  In November 2007, when Quicksilver acquired its Common Units in BreitBurn LP, the majority of the BreitBurn LP Common Units were held by the public and by Provident.8

4 In addition to BreitBurn LP and BreitBurn GP, Quicksilver has sued two other BreitBurn-related entities:  BreitBurn Operating L.P.  These entities are wholly owned subsidiaries of BreitBurn LP.
5 Quicksilver has sued Breitenbach, Washburn, Moroney, and Weiss personally.  All four of them have filed Special Appearances, pursuant to Tex. R. Civ. P. 120a.
6 App. 114 (Affidavit of Charles S. Weiss (“Weiss Aff.”)) ¶ 5; App. 119 (Affidavit of John R. Butler (“Butler Aff.”) ¶ 4); App. 123 (Affidavit of David B. Kilpatrick (“Kilpatrick Aff.”)) ¶ 4.
7 App. 2 (Washburn Aff. ¶ 7).
8 App. 91 (Ex. 10 to Washburn Aff.).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 3

After BreitBurn LP’s Initial Public Offering (“IPO”) in October 2006, Provident indirectly owned a 95.55% interest in BreitBurn GP’s parent company.  The other 4.45% interest in BreitBurn GP was indirectly owned by Washburn and Breitenbach.9  However, as long as Provident held a controlling interest in BreitBurn GP, as a practical matter, it had the ability to select all of the members of the Board of Directors of BreitBurn GP.10

As BreitBurn LP explained in its 2006 Annual Report, its relationship with Provident was both a “significant attribute” and “a potential source of conflicts.”11  In the same public report filed with the Securities and Exchange Commission (“SEC”), BreitBurn LP emphasized that there was “no restriction in our partnership agreement on the ability of Provident to transfer its equity interest in our general partner to a third party.”12  In other words, it was public knowledge that Provident could sell its interest in BreitBurn GP at any time.

On October 31, 2006, shortly after the BreitBurn LP Common Units were first sold to the public through the IPO, the Canadian government announced a prospective change in tax policy that would affect the tax treatment of Canadian energy trusts such as Provident, to become effective in 2011.13  The announcement was followed by efforts to reverse the government’s decision to implement the change.14

In March 2007, Provident announced in public SEC filings that it was “actively engaged in strategic planning to determine the best course of action for Provident under the proposed new tax regime.”15  Provident repeated these public announcements even more forcefully in three additional SEC filings before Quicksilver executed an agreement in September 2007 to acquire its interests in BreitBurn LP.16

9 Provident’s indirect ownership came through its ownership of BreitBurn GP’s parent company, BreitBurn Management Company (“BreitBurn Management”).  Washburn and Breitenbach’s indirect ownership came through their ownership of BreitBurn Energy Corporation, which held an interest in BreitBurn Management.  A chart reflecting BreitBurn’s pre-Amendment ownership structure is attached as Exhibit 1 to the Washburn Affidavit. See App. 11.  Quicksilver does not challenge any aspect of the pre-Amendment BreitBurn structure.
10 App. 3 (Washburn Aff. ¶ 9).
11 App. 16 (BreitBurn LP 2006 Annual Report at 6).
12 App. 20 (BreitBurn LP 2006 Annual Report at 31).
13 App. 3 (Washburn Aff. ¶ 10).
14 App. 3 (Washburn Aff. ¶ 11).
15 App. 28 (Provident 6-K, filed 3/9/7, at 22).
16 App. 30 (Provident 40-F, filed 3/30/7, at 22); App. 34 (Provident 6-K, filed 5/9/7, at 28); App. 39 (Provident 6-K, filed 8/9/7, at 4).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 4

C.	Quicksilver Embarks on a Major Strategic Realignment in 2007.

Quicksilver is an independent oil and gas company with properties across the United States and in Canada.17  According to its most recent Annual Report, Quicksilver made a “strategic realignment” in 2007, which included the sale of its properties in Indiana, Kentucky, and Michigan to BreitBurn LP, pursuant to a September 11, 2007 Contribution Agreement (“Quicksilver Transaction”).18  Quicksilver received from BreitBurn $750 million in cash and approximately 21.348 million Common Units in BreitBurn LP, and thereby became one of the Limited Partners in BreitBurn LP.19  Under the Limited Partnership Agreement for BreitBurn LP, Quicksilver had no voting rights or control with respect to the selection of BreitBurn GP’s Directors.

In addition to Quicksilver’s asset sale to BreitBurn LP, Quicksilver’s “strategic realignment” included the August 2007 initial public offering of shares in Quicksilver Gas Services, LP (“KGS”), a Delaware Master Limited Partnership, the common units of which trade on the New York Stock Exchange.20  Through affiliates, Quicksilver owns a 73% interest in and controls the general partner of KGS.21

17 App. 207 (Quicksilver 2007 Annual Report at 4).
18 Id.  Although the parties formally closed the transaction on November 1, 2007, they entered into the operative Contribution Agreement on September 11, 2007.
19 App. 4 (Washburn Aff. ¶ 12).
20 Id.
21 Id.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 5

D.	BreitBurn LP Purchases Provident’s Interests, as Breitenbach and Washburn Agree to Exchange their BreitBurn GP Units for BreitBurn LP Common Units.

Provident made its final decision to try to sell its BreitBurn interests in November 2007.22  BreitBurn learned and Quicksilver states that it learned of Provident’s final decision in November 2007, after Quicksilver closed on its asset sale to BreitBurn LP.23  Provident indicated that it was going to attempt to sell both its BreitBurn GP and BreitBurn LP interests as well as its interests in the privately-held BreitBurn Energy.  Pursuant to a 2006 agreement, if BreitBurn Energy wished to sell any U.S. upstream oil and gas properties, it agreed to first offer them for sale to BreitBurn LP.24  This right-of-first-offer provided for a 45-day period during which the parties would negotiate the price and terms of a potential sale from BreitBurn Energy to BreitBurn LP, and BreitBurn Energy made a right-of-first offer in December 2007.25  Ultimately, the parties were unable to reach agreement concerning the price for the interests offered within the negotiation period.26  Accordingly, the right-of-first-offer period ended on February 4, 2008.27  The next day, Provident issued a press release publicly announcing its intention to try to sell its BreitBurn-related interests.28

Following Provident’s announcement, there was a bid process which lasted over four months and attracted numerous potential purchasers, including Quicksilver, which teamed with financial partners to make an unsuccessful bid.29  BreitBurn LP was represented by the Conflicts Committee of the BreitBurn GP Board of Directors, which was comprised of three independent directors.30  The Conflicts Committee was assisted by independent financial advisors and separate legal counsel.31

22 App. 241 (Provident Resp. to Interrogatory No. 7).
23 App. 4 (Washburn Aff. ¶ 4); App. 245 (Quicksilver Resp. to Interrogatory No. 2).
24 App. 5 (Washburn Aff. ¶ 14).
25 Id.
26 App. 5 (Washburn Aff. ¶ 15).
27 Id.
28 App. 5 (Washburn Aff. ¶ 16).
29 App. 236 (Quicksilver Resp. to RFA Nos. 44-45).
30 The Directors were Weiss, Butler, and Kilpatrick (who joined the Board in March 2008).  Prior to March 2008, a former Director, Gregory Armstrong, was on the Conflicts Committee.  See App. 5 (Washburn Aff. ¶ 15).
31 App. 115 (Weiss Aff. ¶ 6-7).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 6

During most of this process, BreitBurn LP was not a bidder.  In late May 2008, however, the Conflicts Committee recognized that market conditions had become favorable for a potential acquisition of Provident’s interests by BreitBurn LP.32  On May 27, 2008, the Conflicts Committee submitted its bid on behalf of BreitBurn LP.33  After some additional negotiations, Provident accepted that bid.34

Accordingly, on June 17, 2008, BreitBurn LP purchased Provident’s BreitBurn interests, including its 95.55% indirect interest in BreitBurn GP (“Provident Sale”).35  Converting the total price paid into a price-per-unit, the price paid to Provident was within the range of market prices at which BreitBurn LP Units traded on the open NASDAQ market during June 2008.36  In addition, the Conflicts Committee’s financial advisor, Merrill Lynch, provided a fairness opinion relating to the Provident Sale, stating that the price being offered was fair and reasonable.37

32 Id.
33 Id.
34 Id.
35 In addition to its interest in BreitBurn GP, Provident also owned a 21.49% limited partner interest in BreitBurn LP, which BreitBurn LP also purchased as part of the Provident Sale transaction.  Provident received approximately $10 million for its BreitBurn GP interest and approximately $335 million for its BreitBurn LP interest.  See App. 250 (BreitBurn Form 8-K, filed 6/23/8 at 1).
36 App. 115 (Weiss Aff. ¶ 7).
37 Id.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 7

The remaining 4.45% indirect interest in BreitBurn GP was held by Breitenbach and Washburn.38  To simplify BreitBurn LP’s structure following the Provident Sale, Breitenbach and Washburn agreed to exchange their indirect BreitBurn GP interests for an economically equivalent number of Common Units in BreitBurn LP (“Breitenbach/Washburn Exchange).39  Neither Breitenbach nor Washburn received any cash for their BreitBurn GP holdings and gave up the control rights associated with their BreitBurn GP interests without any additional consideration.40  As with the Provident Sale, the Breitenbach/Washburn Exchange was negotiated and approved by the Conflicts Committee of independent directors.41

Because BreitBurn LP purchased all of Provident’s interest in the Limited Partnership, as well as BreitBurn GP, the remaining Limited Partners saw their respective interests increase.  For example, Quicksilver’s interest in BreitBurn LP grew from 31.85% before the Provident Sale to 40.56% after the transaction.  The following chart shows the pre- and post-Provident Sale ownership of BreitBurn LP interests:42

38 App. 6 (Washburn Aff. ¶ 17-18).
39 Id.  From the outset, the BreitBurn GP interests had been set up to have an equivalent economic value to the BreitBurn LP interests.  App. 6 (Washburn Aff. ¶ 18).
40 Id.
41 App. 115 (Butler Aff. ¶ 5).
42 App. 91 (Ex. 10 to Washburn Aff.).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 8

Ownership	Ownership
Before June 2008	After June 2008

E.	BreitBurn LP Amends Its Partnership Agreement to Give Limited Partners a New Voting Right.

After the Provident Sale and the Breitenbach/Washburn Exchange, BreitBurn LP owned a 100% interest in its general partner, BreitBurn GP.  In conjunction with those transactions, the BreitBurn GP Directors amended the BreitBurn LP Partnership Agreement to give the Limited Partners new rights relating to the affairs and management of BreitBurn LP.  Specifically, on June 17, 2008, BreitBurn GP adopted Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (“Amendment”).43  Among other provisions, the Amendment gave Limited Partners a right they never had before – the right to participate in nominating and electing Directors to the BreitBurn GP Board (“Voting Rights Provision”).  To ensure that this new right was meaningful and to prevent a single Limited Partner from using this new right to seize working control over BreitBurn LP to the detriment of the other Limited Partners, the Directors also capped any single Limited Partner’s new voting rights in electing directors at 20%, such that Limited Partners who held a greater-than-20% voting interest in BreitBurn LP would be allowed to vote only the number of Common Units equal to a 20% interest in the Limited Partnership (“Voting Rights Cap”).44

43 App. 92-110 (Amendment).  A chart reflecting BreitBurn’s post-June 2008 ownership structure is attached as Exhibit 12 to the Washburn Affidavit.  See App. 101.
44 App. 94 (Amendment at 3).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 9

F.	BreitBurn LP Offers Quicksilver Board Representation in June 2008, But Quicksilver Shows No Interest.

Shortly after the Amendment was adopted, Washburn called Quicksilver’s CEO, Glen Darden, and offered Quicksilver representation on the BreitBurn GP Board.45  Darden congratulated Washburn on closing the deal and said that Quicksilver would consider whether to accept BreitBurn LP’s offer of Board representation.46

G.	Quicksilver Files this Lawsuit and Requests a Temporary Injunction in an Apparent Prelude to a Proxy Fight.

Quicksilver never accepted the offer of a Board seat or raised the claims belatedly made here.  Instead, it waited for months while energy prices (like its own market price) plummeted, before filing this lawsuit as part of a strategy to seize control of BreitBurn LP.  Quicksilver’s request for injunctive relief relates solely to the challenged June 2008 Amendment – which is therefore the only focus of this motion.

III.
SUMMARY JUDGMENT SHOULD BE GRANTED AS A MATTER OF LAW

Quicksilver’s request for an injunction is meritless and should be denied.  Quicksilver asks this Court to nullify the Voting Rights Cap – yet enforce its version of the new voting right – so that it can attempt to gain control over BreitBurn LP to the detriment of BreitBurn LP’s public Limited Partners.  Such a result would represent a tremendous windfall for Quicksilver, at the expense of the other Limited Partners.

45 App. 9 (Washburn Aff. ¶ 26-27).
46 Id.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 10

The Voting Rights Provision at issue is valid under Delaware law, the unambiguous partnership agreement, and the undisputed facts.  The Court must therefore give effect to the entire Amendment.  Moreover, as a matter of law, there is no basis to re-write the Amendment – as Quicksilver urges.  Nor should the Court invalidate the entire Amendment and thereby deprive the Limited Partners of their new voting right as implemented by the Board of Directors.

These complaints present matters of law which this Court must resolve on summary judgment by construing the unambiguous partnership agreement and the undisputable facts.  Wichita County v. Bonnin, 268 S.W.3d 811, 815 (Tex. App.—Fort Worth 2008, pet. denied).  Summary judgment is particularly appropriate for claims such as Quicksilver’s – based on the plain terms of the BreitBurn LP Partnership Agreement, which Quicksilver does not contend is ambiguous.  See also Esquivel v. Murray Guard, Inc., 992 S.W.2d 536, 541 (Tex. App.—Houston [14th Dist.], 1999, pet. denied) (“When a case involves the interpretation of a contract and the contract is unambiguous, summary judgment is appropriate.”).  Moreover, the evidence concerning BreitBurn’s actions in adopting the Amendment is undisputed.

A.	Summary Judgment Standard

BreitBurn intends this motion to be treated as a traditional motion for partial summary judgment called for in Tex. R. Civ. P. 166a(b) and (c), and as a no-evidence motion for partial summary judgment called for in Tex. R. Civ. P. 166a(i).  See Binur v. Jacobo, 135 S.W.3d 646, 650-51 (Tex. 2004).

BreitBurn’s motion is appropriate under Tex. R. Civ. P. 166a(b) and (c) because its summary judgment evidence and the pleadings demonstrate that there is no genuine issue as to any material fact and that BreitBurn is entitled to summary judgment as a matter of law with regard to certain of Quicksilver’s claims against BreitBurn.  See the grounds expressly raised below.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 11

Further, there is no evidence to support certain of Quicksilver's claims against BreitBurn in its First Amended Petition.  Because Quicksilver has the burden of proof at trial on those claims, summary judgment is also appropriate under Rule 166a(i).  There has been adequate time for discovery because the Court can construe the unambiguous terms of the Partnership Agreement between the parties, which dispose of Quicksilver’s claims.  See the specific grounds set out expressly below.  Further, Quicksilver will have had an opportunity to depose the directors whose testimony about their determination in adopting the Amendment at issue is undisputable.

B.	Delaware Law Controls and Permits the Amendment at Issue.

Delaware law governs the Partnership Agreement.  The Agreement specifically provides that it “shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.”47  Further, Delaware law applies, under the internal-affairs doctrine, to issues relating to the relationship among the partners in this limited partnership.  See, e.g., In re USACafes, L.P. Litig., 600 A.2d 43, 52 (Del. Ch. 1991) (“The relationship between the General Partner and the limited partners was created by the law of Delaware.”).

47 App. 72 (BreitBurn LP Agreement § 16.8).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 12

C.	Quicksilver Cannot Show that BreitBurn Breached Any Provision of the Partnership Agreement in Adopting the Amendment.

Quicksilver alleges that BreitBurn LP and BreitBurn GP violated Section 13.1 of the Partnership Agreement, which sets forth the process by which the BreitBurn GP may amend the Agreement without Limited Partner approval.48 But Quicksilver cannot show that BreitBurn LP or BreitBurn GP breached the Agreement in any way.  Instead, as demonstrated below, BreitBurn GP took the appropriate steps to enact an Amendment that its Directors undisputedly believed would provide meaningful benefits to the Limited Partners, including a new right to vote for Directors.  Because Quicksilver cannot offer any competent summary judgment evidence to support its breach-of-contract claims relating to the Amendment, BreitBurn GP and BreitBurn LP are entitled to summary judgment on those claims.

1.	The Amendment Was Validly Adopted Under Section 13.1 of the Partnership Agreement.

In resolving Quicksilver’s challenges to the June 2008 Amendment, the Court must focus solely on the plain terms of the Partnership Agreement, which provides the specific procedures for amending the Agreement.  The Partnership Agreement also defines the “good faith” contractual standard that BreitBurn GP must follow in making such determinations.  Specifically, the Partnership Agreement permits amendments without the approval of the Limited Partners if BreitBurn GP determines that the changes do not adversely affect the Limited Partners in any material respect.  BreitBurn GP must simply make this determination in “good faith,” which the Agreement defines as requiring only that the Directors subjectively believe that their actions are in the best interests of the Limited Partners.  If these requirements are satisfied, as they are here, the Amendment is valid, and the Court’s inquiry ends.

48 Specifically, Quicksilver complains about various provisions, including the Voting Rights Cap, a staggered Board of Directors, the explicit authority to implement a “poison pill,” and procedures for removing and replacing Directors.  Based on Quicksilver’s allegation that BreitBurn GP did not properly proceed under Section 13.1, it further contends that BreitBurn breached Sections 13.2 and 13.3, which require Limited Partner approval for certain types of amendments.

   Quicksilver also alleges a breach of Section 4.6 of the Agreement, which limits the General Partner’s ability to transfer or assign its General Partner interest.  Finally, Quicksilver alleges that BreitBurn breached Section 7.3, which prohibits the General Partner from taking any action in “contravention” of the terms of the Partnership Agreement.  None of these arguments has any merit, as discussed below.

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 13

a.	Section 13.1 of the Partnership Agreement allows BreitBurn GP to amend the Agreement without the approval of the Limited Partners.

Quicksilver’s claims for breach of the Partnership Agreement are based on the false premise that “BreitBurn GP did not have authority under…the Partnership Agreement to unilaterally adopt the Amendment without approval from Limited Partners….”49  In fact, under the Partnership Agreement, each Limited Partner grants BreitBurn GP the express authority to amend the Agreement without the approval of the Limited Partners.  To do so, BreitBurn GP need only follow the procedure set forth in Section 13.1, which states, in relevant part:

Section 13.1     Amendments to be Adopted Solely by the General Partner

Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement…to reflect:

* * * *

(d) a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect….50

Accordingly, the June 2008 Amendment was validly adopted under Section 13(d) if the Directors determined that the Amendment did not adversely affect the Limited Partners in any material respect.  Here, the undisputed evidence shows that the BreitBurn GP Directors made that required determination.  The resolution adopting the Amendment expressly provides:

FURTHER RESOLVED, that Amendment No. 1 to the Partnership is being made and entered into by [BreitBurn GP], in its capacity as general partner of [BreitBurn LP], in accordance with Section 13.1(d) of the Partnership Agreement, and the Board hereby determines that the terms and provisions of Amendment No. 1 to the Partnership Agreement do not adversely affect the Limited Partners (as such term is defined in the Partnership Agreement) of the Partnership in any material respect[.]51

49 First Amended Petition (“Petition”) ¶ 96.
50 App. 69-70 (BreitBurn LP Agreement § 13.1(d)(i) emphasis added)).
51 App. 104 (Unanimous Resolution at 3 (emphasis added)).  Notably, this determination was made unanimously, even though unanimity is not required under Section 13.1(d).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 14

Having made this determination, BreitBurn GP complied with the requirements of Section 13.1(d) of the Partnership Agreement.  Even though this determination clearly was correct, the Court does not need to reach that question.  The Court need only confirm – from the undisputed evidence – that the determination was made and, as discussed below, was made in compliance with the contractual good faith standard.52

b.	The contractual standard of “good faith” under the Partnership Agreement is a subjective standard.

Section 7.9(b) of the Partnership Agreement sets forth the contractual “good faith” standard by which the BreitBurn GP Board’s Section 13.1(d) determination must be judged. Section 7.9(b) of the Partnership Agreement provides:

Whenever the General Partner makes a determination or takes or declines to take any other action,…then, unless another express standard is provided for in this Agreement, the General Partner…shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement…or under the Delaware Act or any other law, rule, regulation or at equity.  In order for the determination or other action to be in “good faith” for the purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership or the holders of the Common Units (other than the General Partner and its Affiliates) as the case may be.53

This is a subjective standard.  It does not require the Directors’ determination that they are acting in the Partnership’s best interests to be correct, or even reasonable – though they clearly were.  Instead, the Agreement requires only that the persons acting on behalf of BreitBurn GP actually believe that they are acting in the best interests of the Partnership or the Limited Partners.54

52 Quicksilver cannot complain that the Limited Partnership Agreement does not mandate that the determination required under Section 13.1(d)(i) be made correctly, or even reasonably, by BreitBurn GP.  Quicksilver’s own MLP agreement contains the identical provision.  App. 201 (KGS Agreement § 13.1(d)(i)).
53 App. 66-67 (BreitBurn LP Agreement § 7.9(b) (emphasis added)).
54 There is no doubt that Delaware law permits parties to a partnership agreement to define the “good faith” contractual standard any way they choose.  See, e.g., 6 Del. C. § 17-1101(c) (providing that “[i]t is the policy of this chapter to give maximum effect to the principle of freedom of contract”); Id. § 17-1101(d) (providing that a partner’s duties may be “restricted or eliminated by provisions in the partnership agreement”).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 15

If the parties to a Delaware limited partnership agreement wish to require that the general partner’s exercise of “good faith” be measured by an objective test of reasonableness, then they can insist that the partnership agreement contain such an express requirement.  The agreement governing Quicksilver’s MLP subsidiary illustrates this point.  Section 7.9(b) of that limited partnership agreement is virtually identical to Section 7.9(b) of the BreitBurn LP Partnership Agreement, with one glaring exception – the Quicksilver agreement requires that persons acting on behalf of BreitBurn GP “must reasonably believe that the determination or other action is in the best interests of the Partnership.”55  In other words, Quicksilver knew exactly how to provide for a contractual standard of “good faith” that was based on an objective standard of reasonableness – but did not obtain such a right under the BreitBurn LP Partnership Agreement –when it agreed to be bound by the Partnership Agreement as written.

In contrast, BreitBurn LP’s Agreement has no “reasonableness” requirement, rather its “good faith” contractual standard is clearly based solely on a subjective standard.  As a result, as a matter of law, it is not sufficient for Quicksilver to allege that “[t]he BreitBurn Defendants did not reasonably believe that their actions . . . were in the best interests of BreitBurn Limited Partnership and the Limited Partners and acted in an arbitrary and unreasonable manner.”56  Even if Quicksilver could support such allegations with competent summary judgment evidence (which it cannot), it would be legally irrelevant.  The question is not one of supposed reasonableness, but of subjective belief, and, as discussed below, the undisputed evidence shows that the BreitBurn GP Directors all acted with the requisite subjective belief.

55 App. 199 (KGS Agreement § 7.9(b) (emphasis added)).
56 Petition ¶ 100; see also Petition ¶ 102 (“The Voting Rights Restriction Amendment serves no rational business purpose…. The BreitBurn Defendants did not reasonably or in good faith determine…”).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 16

c.	The undisputed evidence shows that the BreitBurn GP Directors adopted the Voting Rights Provision of the Amendment in “good faith.”

The undisputed evidence shows that the Directors subjectively believed that they were acting in the best interests of all Limited Partners when they adopted the Amendment.  The Directors, three of whom were also Independent Directors and members of the Conflicts Committee, viewed the Amendment as an opportunity to give the Limited Partners the right to exercise a more active role in its affairs.57  In doing so, they gave the Limited Partners a new voting right – the Voting Rights Provision – to nominate and elect directors.  Prior to the Amendment, none of the Limited Partners enjoyed that right.  And to make the voting right a meaningful one for all Limited Partners, the Directors decided to “cap” the voting power of all Limited Partners at 20% for electing directors.58  In other words, all Limited Partners had the right to vote all of their Common Units in electing directors if they owned 20% or less of the outstanding Common Units.  If, however, any Limited Partners owned more than 20% of the outstanding Units, those Limited Partners would be allowed to vote only the number of Common Units equal to a 20% interest in the Partnership.

In adopting this provision, the Directors intended to prevent any single Limited Partner from exercising working control over the entire Partnership at the expense of the other Limited Partners.59  This is a proper objective under Delaware law.60  Cf. McMullin v. Beran, 765 A.2d 910, 920 (Del. 2000) (“Effective representation of the financial interests of the minority shareholders imposed upon the [] Board an affirmative responsibility to protect those minority shareholders’ interests.”).

57 App. 6-7 (Washburn Aff. ¶ 19-20); App. 116 (Weiss Aff. ¶ 9); App. 120 (Butler Aff. ¶ 6); App. 124 (Kilpatrick Aff. ¶ 6); App. 127 (Moroney Aff. ¶ 6); App. 130-31 (Breitenbach Aff. ¶ 8).
58 App. 7-8 (Washburn Aff. ¶ 23-24); App. 116 (Weiss Aff. ¶ 10); App. 120 (Butler Aff. ¶ 7); App. 124 (Kilpatrick Aff. ¶ 7); App. 127-8 (Moroney Aff. ¶ 7); App. 131-32 (Breitenbach Aff. ¶ 12).
59 Id.
60 Delaware courts recognize that shareholders with large ownership stakes may be able to exert “working control.”  See, e.g., Summa Corp. v. Trans World Airlines, Inc., 540 A.2d 403, 404-5 (Del. 1988) (noting that owning 40% of a company’s common stock gave a stockholder “working control”); Robbins & Co. v. A.C. Israel Enters., Inc., No. Civ. A. 7919, 1985 WL 149627, at *5 (Del. Ch. Oct. 2, 1985) (“This Court and others have recognized that substantial minority interests ranging from 20% to 40% often provide the holder with working control.”).  Because Quicksilver never paid a control premium for its interest in BreitBurn LP, any relief that would effectively give it working control would constitute a windfall for Quicksilver to the detriment of the other Limited Partners.

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 17

Because Quicksilver owns more than 20% of the outstanding Common Units, its attack on the Amendment is directed primarily at the Voting Rights Cap.  As noted above, however, Quicksilver cannot point to any evidence that controverts the summary judgment evidence establishing the BreitBurn GP Directors’ good faith.  Every Director has testified that he believed that the Amendment as a whole and the Voting Rights Cap in particular, was in the best interests of the Limited Partners.61  Moreover, the Amendment and related Unanimous Resolution both demonstrate that the Directors determined that the Amendment, including the Voting Rights Cap, did not adversely affect the Limited Partners in any material respect.62  This undisputed evidence entitles BreitBurn GP and BreitBurn LP to summary judgment.

d.
Though not a required issue for this Motion, the undisputed evidence shows that the Voting Rights Provision of the Amendment did not adversely affect the Limited Partners in any material respect and the Directors’ belief that it was in the Limited Partners’ best interests was reasonable.

Even if Quicksilver’s claims required the Court to determine whether the Voting Rights Provision adversely affected the Limited Partners in any material respect (which it does not), Quicksilver would not be able to satisfy its summary judgment burden.  The Voting Rights Provision granted the Limited Partners a voting right that they did not previously enjoy.   Accordingly, by definition, it cannot be an “adverse” effect, as “adverse” is defined as “[h]urtful, injurious.”63

61 See supra at n. 58.
62App. 92 (Amendment at 1); App. 104 (Unanimous Resolution at 3).
63 Shorter Oxford English Dictionary 32 (5th ed. 2002).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 18

Moreover, Quicksilver does not (and cannot) contend that BreitBurn GP was required to give it or the other Limited Partners any right to vote.  There was no such right when Quicksilver joined the Partnership and agreed to the Partnership Agreement’s terms.  Indeed, the vast majority of Delaware Master Limited Partnerships do not give Limited Partners this right. As noted, under Quicksilver’s own MLP agreement, limited partners have no right to vote to elect directors for the general partner.64  Quicksilver cannot credibly argue that an amendment that gave all Limited Partners more voting rights than Quicksilver gives its own limited partners, somehow adversely affected Limited Partners in any material respect.

Unable to argue convincingly that the Voting Rights Provision’s grant of new voting rights adversely affected the Limited Partners as a group, Quicksilver focuses solely on the effect of the Provision on a single Limited Partner – itself.  Again, however, Quicksilver confuses the standard.  The question is not whether the new provision adversely affected any Limited Partner, but whether it adversely affected the Limited Partners as a group.65  If the Partnership had intended BreitBurn GP’s determination to be made as to any individual Limited Partner, it would have used express language to that effect.  For example, another provision in the same section refers to “any Limited Partner” as opposed to “Limited Partners” as a group.66   Similarly, the “good faith” standard in Section 7.9(b) also requires that BreitBurn GP consider the interests of the Limited Partners as a group.67  Thus, the plain language of Section 13.1(d) and Section 7.9(b) makes clear that the BreitBurn GP’s focus must be on the entire class of Limited Partners, instead of any single Limited Partner.

64 App. 153 (KGS IPO Prospectus at 29 (“Holders of our common units have limited voting rights and are not entitled to elect our general partner or its directors.”)).
65 App. 69-70 (BreitBurn LP Agreement § 13.1(d)(i)).
66 Compare Section 13.3(b)(i) (“…any Limited Partner”) with Section 13.1(d)(i) (“…the Limited Partners”).
67 App. 66-67  (BreitBurn LP Agreement §7.9(b) (“… in the best interests of the Partnership or the holders of the Common Units …”)).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 19

In another attempt to focus solely on the effect of the Voting Rights Provision on its own interests, as opposed to the interests of the Partnership as a whole, Quicksilver alleges that its Units are of a different “class” than those held by other Limited Partners.68  This is clearly wrong.  Quicksilver’s Common Units are of the same class as any other Limited Partner’s Units; Quicksilver simply owns more Common Units than other Limited Partners.

Further, Quicksilver cannot argue that the 20% voting cap “transforms its units into a different ‘class’ of Partnership Interests by affording Quicksilver’s Units less than one-half the per-Unit voting rights granted to all other Units….”  Id.  As the Amendment expressly provides, the 20% cap does not mean that such Common Units are “treated as a separate class of Partnership Securities for the purposes of this Agreement.”69  Delaware courts agree and have expressly approved similar restrictions, recognizing the difference between limitations on interests, on one hand, and limitations on holders of interests, on the other.  For example, in Providence & Worcester Co. v. Baker, 378 A.2d 121 (Del. 1977), the Delaware Supreme Court approved a scaled voting provision that, like the Voting Rights Provision, capped the number of votes a stockholder could exercise based on the number of shares held.  The court recognized that the “restrictions [were] limitations on the voting rights of the stockholder, not variations in the voting powers of the stock per se.”  Id. at 123.

68 See, e.g., Petition ¶ 53.
69 App. 94  (Amendment at 3).  Other provisions of the Partnership Agreement make clear that there is only one class of Units.  For example, the General Partner has the authority under the Partnership Agreement to create classes of Units.  App. 64.1 (BreitBurn LP Agreement § 5.6(a), (b) and (c)).  But the General Partner has never exercised its authority to create classes of Units separate from the Common Units, and the Partnership Agreement does not provide for any separate “class” of Quicksilver Units or for any separate “class” of any other Units.  Similarly, where the Amendment mentions “class” with respect to voting, it refers to “a single class” of Limited Partners “vot[ing] together . . . for the election of Directors to the Board of Directors.”  App. 94 (Amendment at 3 (emphasis added)).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 20

In addition to scaled voting provisions, Delaware courts also have upheld tenured voting provisions that grant voting rights based on the length of time that the stockholder held its shares.  See, e.g., Williams v. Geier, 671 A.2d 1368, 1384–85 (Del. 1996).70 Clearly, under the Partnership Agreement and Delaware law, the Voting Rights Provision does not transform Quicksilver’s Common Units into a different “class” of Partnership Interests.71

Unable to challenge the Voting Rights Provision on its own terms, Quicksilver attempts to rely on other provisions of the Amendment, alleging that these provisions adversely affect the Limited Partners in some material respect.  Specifically, the other provisions that Quicksilver challenges include a staggered Board of Directors, requirements relating to removing Directors for cause, and a provision that affirms the Board’s authority to adopt a “poison pill”72 or shareholder’s rights plan, under certain conditions.  All of these are common provisions in corporate and partnership law, however, and none of them suggests bad faith by directors or constitutes a material adverse effect on partners and shareholders.73  In fact, Quicksilver has a staggered board, a poison pill, and a provision that allows for removing directors only for cause and only upon a supermajority (66.66%) vote of shareholders.74

70 Other Delaware authority confirms the significant distinction between the rights of shares and the rights of holders of shares.  For example, the rights of a controlling stockholder are not rights inherent in the shares themselves, but instead arise from the aggregation of a controlling block and are unique to the holder of the shares.  See Paramount Commc’ns Inc. v. QVC Network Inc., 637 A.2d 34, 42 (Del. 1994).  Delaware courts similarly have held that Delaware corporations may discriminate against or in favor of individual holders of shares, notwithstanding the identical “rights, powers and privileges” of their underlying shares.  See Unocal Corp. v. Mesa Petroleum Co., 493 A.2d 946, 954 (Del. 1985) (upholding discriminatory self-tender; noting that a “Delaware corporation may deal selectively with its stockholders”); In re Sea-Land Corp. S’holders Litig., 642 A.2d 792, 799 n.10 (Del. Ch. 1993) (upholding transaction involving higher price for large block of shares with lower price for remaining shares; noting that “Delaware law permits shareholders (as distinguished from shares) to be treated unequally”), aff’d, 633 A.2d 371 (Del. 1993).
71 The problems with Quicksilver’s position are further illustrated by the fact that it has currently the right to sell half of its Common Units.  Accordingly, Quicksilver’s position is essentially that, if it decides to accept an offer to sell those Units (which would reduce Quicksilver’s ownership interest to approximately 20%), its Units are of the same class as every other Limited Partner’s.  But if Quicksilver elects not to sell half of its Units, then all of its Units are of some different “class” of interests.  Clearly, this is an untenable position for Quicksilver.  Its decision to sell any of its Units no more “transforms” those Units into a “different ‘class’ of Partnership Interests” than did the Voting Rights Provision.
72 The authority to implement a “poison pill” was not a new right created under the Amendment.  Even under the original Agreement, the BreitBurn GP Board had the authority to implement a “poison pill.”  The provision in the Amendment that Quicksilver cites merely clarified that the Amendment’s other changes did not affect this existing authority.  See App.  98-99  (Amendment at 7-8).
73 See 188 Am. Jur. 2d Corporations § 1215 (2008) (noting that staggered boards are common and help ensure stability and continuity of experienced management); Richard H. Koppes et al., Corporate Governance Out of Focus: The Debate Over Classified Boards, 54 Bus. Law. 1023, 1025 (1999) (“[C]lassified boards can be valuable for corporations . . . [by] promoting the continuity, stability, and independence of the corporation’s leadership and allowing the board to focus on long-term strategies to improve shareholder value.”); Moran v. Household Int’l, Inc., 500 A.2d 1346, 1351–53 (Del. 1985) (finding shareholder rights plan valid under Delaware law).
74 App. 224 (Quicksilver 2007 Annual Report at 26); App. 231 (Quicksilver Cert. of Incorp. at B-7).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 21

Once again, Quicksilver is challenging provisions that are either similar to, or more favorable than, the provisions governing itself.  Thus, even though such a challenge is not appropriate, Quicksilver has no basis for challenging the Board’s determination that the Voting Rights Provision did not adversely affect the Limited Partners in any material respect or the Directors’ belief that the Amendment was in the best interests of the Limited Partners.

e.	The Amendment was validly adopted under Section 13.1(d), as a matter of law.

Quicksilver cannot raise a genuine issue of fact regarding the validity of the Amendment, including the Voting Rights Provision.  The undisputed evidence shows that the BreitBurn GP Directors acted under Section 13.1(d)(i) of the Partnership Agreement, which permitted them to amend the Agreement if they determined that it did not adversely affect the Limited Partners in any material respect.  The evidence further precludes any showing by Quicksilver that the Directors made that determination in bad faith.  Accordingly, BreitBurn is entitled to summary judgment on Quicksilver’s claim for breach of Section 13.1(d).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 22

2.	Adopting the Amendment Did Not Violate Sections 13.2 and 13.3 of the Partnership Agreement.

Quicksilver also alleges the Amendment violated Sections 13.2 and 13.3(c) of the Partnership Agreement, which require Limited Partner consent for certain types of amendments.  But, as Quicksilver concedes, these claims are irrelevant if the Court agrees with BreitBurn that the Amendment was validly adopted pursuant to Section 13.1 of the Partnership Agreement, which does not require Limited Partner consent.  Both Section 13.2 and Section 13.3(c) of the Partnership Agreement contain express exceptions and do not apply to amendments validly adopted pursuant to Section 13.1 of the Partnership Agreement.75  Thus, because BreitBurn GP complied with the procedure set forth in Section 13.1, any Limited Partner consent or other similar requirements in Section 13.2 and Section 13.3(c) do not apply.

Moreover, Quicksilver’s argument that the Amendment violated Section 13.3(b)(i), which restricts the ability of BreitBurn GP to adopt an amendment that “enlarge[s] the obligations of any Limited Partner without its consent,” is meritless.  The Amendment did not enlarge any of Quicksilver’s obligations.

To support its claim, Quicksilver points, ironically, to the Voting Rights Provision.  In other words, despite the fact that Quicksilver devotes much of its petition to alleging that the Voting Rights Provision adversely affects it by not giving it enough voting rights, Quicksilver also seeks to characterize the voting rights it did receive as a burdensome “obligation.”  This makes no sense – a right to vote is not an obligation.  The difference between a “right” and an “obligation” is well established.  As Black’s Law Dictionary explains, a “right” is a “power, privilege or immunity,” allowing one to do something, but not requiring him to do it.  Black’s Law Dictionary 1347 (8th ed. 2004).  An “obligation,” in contrast, is a “legal duty to do or not to do something.”  Id. at 1104; see, also, U.S. West, Inc. v. Time Warner Inc., No. Civ. A. 14555, 1996 WL 307445, at *23 n.28 (Del. Ch. June 6, 1996) (“The distinction between legal right and equitable obligation is the foundation . . . of much in corporation law.”)  Simply put – Quicksilver does not have to vote at all.

75 App. 71-71.1  (BreitBurn LP Agreement §§ 13.2, 13.3(c)).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 23

Accordingly, because the Amendment only gave Quicksilver new rights, not any “enlarged obligations,” it did not violate Section 13.3(b)(i).  BreitBurn LP and BreitBurn GP are therefore entitled to summary judgment on Quicksilver’s claim for breach of Section 13.2 and 13.3.

3.	Section 4.6 of the Partnership Agreement Does Not Apply Because BreitBurn GP’s Ownership Interest Was Eliminated, Not Transferred to Another Person.

Quicksilver also alleges that BreitBurn breached Section 4.6(a) of the Partnership Agreement because BreitBurn GP did not seek a Limited Partner vote to approve the elimination of BreitBurn GP’s economic interest in BreitBurn LP.76  Section 4.6(a), however, only requires BreitBurn GP to obtain approval from a majority of the Limited Partners before transferring all or any part of its General Partner Interest to another person.  As set forth below, BreitBurn did not breach Section 4.6(a) because BreitBurn GP did not “transfer” its interest to another person.

By its express terms, Section 4.6(a) applies to a specific type of transfer: when BreitBurn GP “transfer[s] all or any part of its General Partner Interest to a Person.”77  The term “transfer” is defined in Section 4.4(a) to “refer to a transaction . . . by which BreitBurn GP assigns its General Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.”78  When such a transfer occurs, Section 4.6(a) states that the transfer should be “approved by [a majority of the Outstanding Common Units].”79

76 Petition ¶¶ 58-62.
77 App. 63 (BreitBurn LP Agreement § 4.6(a) (emphasis added)).  The Partnership Agreement defines the “General Partner Interest” as “the ownership interest of the General Partner in the Partnership….”  App. 52 (BreitBurn LP Agreement § 1.1)
78 App. 62.1-62.2 (BreitBurn LP Agreement at 4.4(a) (emphasis added)).
79 App. 63 (BreitBurn LP Agreement § 4.6(a)).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 24

In this instance, Section 4.6(a) does not apply because BreitBurn GP did not assign its General Partner Interest to another Person.  BreitBurn GP remains, in all respects, the general partner of BreitBurn LP.  The Contribution Agreement implemented two different transactions: (1) BreitBurn LP acquired a 100% interest in BreitBurn GP, and then (2) BreitBurn GP eliminated its economic interest in BreitBurn LP.  But neither of these steps constitutes a “transfer” as that term is defined in Section 4.6(a).  With respect to the first step, Section 4.4(c) expressly acknowledges that Section 4.6(a) does not limit a change of ownership of BreitBurn GP.  With respect to the second step, the follow-up elimination of BreitBurn GP’s economic interest also does not constitute a “transfer” because BreitBurn GP did not assign its economic interest to any other Person.  Instead, BreitBurn GP’s economic interest was eliminated completely.

Quicksilver’s allegation also overlooks the critical distinction between an assignment and an elimination of economic interest.  If BreitBurn GP had assigned its General Partner Interest to some other person as contemplated by Section 4.6(a), that transferee would have become the new general partner of BreitBurn LP.  See Agreement, § 4.6(c).  But here, BreitBurn GP remains the general partner.  In addition, BreitBurn GP did not receive any consideration for its economic interest.  Accordingly, it is clear that BreitBurn GP’s economic interest was eliminated and was not transferred in violation of Section 4.6(a).  See Branmar Theatre Co. v. Branmar, Inc., 264 A.2d 526, 529 (Del. Ch. 1970) (held that the transfer of ownership of a corporation did not work an assignment of that corporation’s assets), cf. Union Chem. & Materials Corp. v. Cannon, 148 A.2d 348, 352 (Del. 1959) (holding that conversion of stock pursuant to a merger “is not a transfer or assignment”).80

80 Indeed, Quicksilver cannot even decide to whom BreitBurn made this purported “transfer”.  In one place it alleges that there was a transfer to the Limited Partners (Petition ¶ 60), in another, a transfer to BreitBurn LP (Petition ¶ 107).

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 25

In fact, the purpose of anti-transfer clauses of the type found in Section 4.6 is not present here.  Anti-transfer clauses “are normally included in contracts to prevent the introduction of a stranger into the contracting parties’ relationship and to assure performance by the original contracting parties.”  Star Cellular Tel. Co., Inc. v. Baton Rouge CGSA, Inc., No. Civ. A. 12507, 1993 WL 294847, at *8 (Del. Ch. Aug. 2, 1993), aff’d, A.2d 382 (Del. 1994).  For that reason, the Delaware Court of Chancery held that the merger of a general partner of a limited partnership into another corporation did not effect a transfer that would provide the limited partners the right to vote on that transfer.  Id. at *11.  The Court reasoned that “the Merger created no material change in the control of the general partner or in the operation of the Partnership.”  Id.  Similarly, BreitBurn GP’s elimination of its economic interest had no effect on its management interest in BreitBurn LP or in the operation of BreitBurn LP.  See id.

Finally, Quicksilver’s allegations concerning the changed definition of “General Partner Interest” are misplaced.81  The Partnership Agreement previously defined “General Partner Interest” as “the ownership interest of the General Partner in the Partnership.”  To reflect the elimination of BreitBurn GP’s economic interest in BreitBurn LP, the definition was changed to reference “the management interest of the General Partner” rather than “the ownership interest of the General Partner.”  The change had no causal effect on whether a vote would have to take place under Section 4.6.  Thus, the changed definition had no effect on whether there was a transfer.  As explained above, there simply was no transfer to begin with.

81 See Petition ¶ 62.

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MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 26

Because BreitBurn GP did not transfer its interest under Sections 4.4 and 4.6, the Limited Partners were not entitled to any vote on the elimination of its General Partner Interest.  BreitBurn LP and BreitBurn GP are therefore entitled to summary judgment on Quicksilver’s claim for breach of Section 4.6.

4.	Quicksilver’s Claim for Breach of Section 7.3(a) of the Partnership Agreement Duplicates its Other Contract Claims and Fails for the Same Reasons.

Quicksilver’s final claim that the Amendment violated the Partnership Agreement is based on Section 7.3(a), which provides:

Except as otherwise provided in this Agreement, the General Partner may not, without written approval of the specific act by holders of all the Outstanding Limited Partner Interests or by other written instrument . . . take any action in contravention of this Agreement.82

This allegation adds nothing, however, because it is predicated on a finding that BreitBurn GP and BreitBurn LP violated another provision of the Agreement (which it did not).  Although Quicksilver has pointed to several sections that it claims were violated by adopting the Amendment (Sections 4.6, 13.1, 13.2, and 13.3), all of these claims fail as a matter of law.  Unable to identify any breach of the Agreement, it therefore cannot support any claim for breach of Section 7.3(a).  BreitBurn LP and BreitBurn GP are therefore entitled to summary judgment on Quicksilver’s claim for breach of Section 7.3(a).

D.
Quicksilver’s Claim for Breach of a Purported Duty of Good Faith and Fair Dealing Should Be Dismissed Because the Partnership Agreement Provides the Only Applicable Contractual Standard Which BreitBurn Satisfied.

Quicksilver’s claim for breach of a contractual standard of “good faith” fares no better than its claims for breach of contract, for many of the same reasons set out above.  In its Petition, Quicksilver points to two sources of such a duty:  (1) Section 7.9(b) of the Partnership Agreement and (2) the so-called “duty of good faith and fair dealing pursuant to the implied covenant of good faith under Delaware law[.]”83  Sections III.C.b-c. above addressed Quicksilver’s allegation that it violated the contractual standard of “good faith” set forth in Section 7.9(b) of the Partnership.84 As to the second alleged source, Quicksilver mischaracterizes Delaware law.

82 APP. 65 (BreitBurn LP Agreement§ 7.3(a)).
83 See Petition ¶ 100.
84 See supra at Section III.C.b-c. (discussing the nature of the contractual standard and Quicksilver’s allegations that BreitBurn breached it).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 27

Delaware courts recognize that the implied covenant of good faith and fair dealing provides a basis to imply terms in a limited partnership agreement only if the agreement does not expressly provide for the disputed obligation.  See Cincinnati SMSA Ltd. P’ship v. Cincinnati Bell Cellular Sys. Co., 708 A.2d 989, 990–94 (Del. 1998); see also Dunlap v. State Farm Fire & Cas. Co., 878 A.2d 434, 441 (Del. 2005) (“Existing contract terms control, however, such that implied good faith “cannot be used to circumvent the parties’ bargain, or to create a ‘free-floating duty . . . unattached to the underlying legal document.’”).  Accordingly, a party “cannot assert a claim for breach of [an] implied covenant [of good faith and fair dealing] that is based on exactly the same acts which are said to be in breach of express covenants.”  Izquierdo v. Sills, No. 15505-NC, 2004 WL 2290811, at *13 (Del. Ch. June 29, 2004) (not selected for publication).  Because Quicksilver has alleged that BreitBurn violated several express provisions in the Partnership Agreement which are governed by the contractual “good faith” provision, Delaware law prohibits it from alleging an additional claim for violating those provisions, based on an implied covenant of good faith.85

85 Quicksilver concedes that it has not asserted any fiduciary claim in this lawsuit. APP. 234 (Quicksilver Resp. to RFA No. 17) (“…Quicksilver has not asserted a fiduciary claim in this lawsuit.”).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 28

Accordingly, BreitBurn LP and BreitBurn GP are entitled to summary judgment on Quicksilver’s claim for breach of the duty of good faith and fair dealing, to the extent that claim is based on the Amendment.

E.	Quicksilver Cannot Obtain the Declaratory and Injunctive Relief It Seeks.

Because it cannot show any violation of the Partnership Agreement or breach of any applicable duty, Quicksilver’s request for a declaratory judgment and a temporary injunction should also be dismissed.  See Sands v. Estate of Buys, 160 S.W.3d 684, 690 (Tex. App.—Fort Worth 2005, no pet.) (holding that district court abused its discretion in granting temporary injunction where plaintiff failed to demonstrate probability of success on underlying claim); see also E.I. du Pont de Nemours & Co. v. Bayer CropScience L.P., 958 A.2d 245, 258 (Del. Ch. 2008) (party was not entitled to preliminary injunctive relief because it failed to demonstrate reasonable probability of success on merits of underlying contract claim).

Moreover, even if Quicksilver did have any valid claims relating to the Amendment (and it does not), it cannot obtain the relief it seeks.  As noted above, Quicksilver assumes incorrectly that the Voting Rights Provision is severable from the rest of the Amendment.  It is not.  The Amendment contains no severability provision, and under Delaware law, whether the terms of a contract are severable is purely a question of intent of the parties.  Tracey v. Franklin, 67 A.2d 56, 61 (Del. 1949).  As the Delaware Supreme Court has held, “the acid test is whether or not the parties would have entered into the [amendment] at all faced with the knowledge” that a certain portion could be deemed invalid.  Id.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 29

Here, it is undisputed that the Directors would not have adopted the Amendment if a single Limited Partner were to be given a 41% vote and, therefore, working control of the Partnership (without protecting the interests of the other Limited Partners).  In fact, all of the Directors have testified that, if they had anticipated that the important aspects of the Amendment, specifically including the voting rights cap, would be held to be invalid, they would not have voted for the Amendment.86 Consequently, even assuming there were some merit to Quicksilver’s challenges to the Amendment (and there is not), the Court could only invalidate the Amendment in its entirety.  Any other result would have this Court taking over control of the Board of Directors.

Further, Quicksilver cannot obtain declaratory or injunctive relief that would require the presentation of an “alternative amendment” for vote by the Limited Partners.  Under Section 13.2 of the Partnership Agreement, only BreitBurn GP has the authority to propose an amendment to the Agreement, and it cannot be forced by any Limited Partner or this Court to propose one.86

Quicksilver essentially requests that the Court rewrite this provision, which Delaware law does not permit it to do.  See Gertrude L.Q. v. Stephen P.Q., 466 A.2d 1213, 1217 (Del. 1983) (“Delaware follows the well-established principle that in construing a contract a court cannot in effect rewrite it or supply omitted provisions.”).  Thus, the Amendment either passes or fails scrutiny in its entirety.

BreitBurn requests that this Court grant summary judgment on these requests for relief.

IV.
SUMMARY JUDGMENT EVIDENCE

This motion is based upon all of the summary judgment evidence filed contemporaneously herewith, and with their attachments is incorporated herein by reference for all purposes.  The summary judgment evidence includes the following materials contained in the BreitBurn Entity Defendants’ Appendix:

86 APP. 9 (Washburn Aff. ¶ 28); APP. 116 (Weiss Aff. ¶ 11); APP. 120 (Butler Aff. ¶ 8); APP. 124 (Kilpatrick Aff. ¶ 8); APP. 128 (Moroney Aff. ¶ 8); APP. 132 (Breitenbach Aff. ¶ 14).
87 APP. 71 (BreitBurn LP Agreement § 13.2) (“[T]he General Partner shall have no duty or obligation to propose anyamendment to this Agreement.”))

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 30

TAB	DESCRIPTION
A.	Affidavit of Halbert S. Washburn and Exhibits 1-15 (App. 1-112)

	Exhibit 1:	Chart depicting structure and relationship of BreitBurn entities before June 2008 Transactions (App. 11)

	Exhibit 2:	Excerpts from BreitBurn Energy Partners L.P. Form 10-K, filed April 2, 2007 (“BreitBurn LP 2006 Annual Report”) (App. 12-23)

	Exhibit 3:	Excerpts from Provident Energy Trust Form 6-K, filed March 9, 2007 (App. 24-28)

	Exhibit 4:	Excerpts from Provident Energy Trust Form 40-F, filed March 30, 2007 (App. 29-31)

	Exhibit 5:	Excerpts from Provident Energy Trust Form 6-K, filed May 9, 2007 (App. 32-34)

	Exhibit 6:	Excerpts from Provident Energy Trust Form 6-K, filed August 9, 2007 (App. 35-39)

	Exhibit 7:	Excerpts from First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (“BreitBurn LP Agreement”) (App. 40-75)

	Exhibit 8:	Excerpts from Contribution Agreement between Quicksilver Resources Inc. and BreitBurn Operating L.P. (“Contribution Agreement”) (App. 76-86)

	Exhibit 9:	Provident Energy Trust Form 6-K, filed February 5, 2008 (App. 87-90)

	Exhibit 10:	Chart reflecting the respective ownership interests of the BreitBurn LP Limited Partners before and after June 2008 Transactions (App. 91)

	Exhibit 11:	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners L.P. (“Amendment”) (App. 92-100)

	Exhibit 12:	Chart depicting structure and relationship of BreitBurn entities after June 2008 Transactions (App. 101)

	Exhibit 13:	Unanimous Written Consent of the Board of Directors of BreitBurn GP, LLC (“Unanimous Resolutions”) (App. 102-110)

	Exhibit 14:	June 20, 2008 email from Halbert Washburn (App. 111)

	Exhibit 15:	July 7, 2008 email from Halbert Washburn (App. 112)

B.	Affidavit of Charles S. Weiss (App. 113-117)

C.	Affidavit of John R. Butler (App. 118-121)

D.	Affidavit of David B. Kilpatrick (App. 122-125)

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 31

TAB	DESCRIPTION
E.	Affidavit of Gregory J. Moroney (App. 126-128)

F.	Affidavit of Randall H. Breitenbach (App. 129-133)

G.	Affidavit of Marc A. Fuller and Exhibits 1-8 (App. 134-259)

	Exhibit 1:	Quicksilver Gas Services LP Initial Public Offering Prospectus (“KGS IPO Prospectus”) (App. 137-172)

	Exhibit 2:	First Amended and Restated Agreement of Limited Partnership of Quicksilver Gas Services LP (“KGS Agreement”) (App. 173-203)

	Exhibit 3:	Quicksilver Resources Inc.’s Form 10-K (“Quicksilver 2007 Annual Report”), filed February 27, 2008 (App. 204-224)

Exhibit 4:
Amended and Restated Certificate of Incorporation of Quicksilver Resources, Inc., Appendix B to Quicksilver Resources Inc.’s Definitive Proxy Statement on Schedule 14A, filed April 18, 2008 (“Quicksilver Cert. of Incorp.”) (App. 225-231)

	Exhibit 5:	Quicksilver’s Responses to BreitBurn Defendants’ First Request for Admissions (“Quicksilver Resp. to RFA No. ___”) (App. 232-238)

	Exhibit 6:	Provident Energy Ltd.’s Answers to Plaintiff’s First Set of Interrogatories (“Provident Resp. to Interrogatory No. ___”) (App. 239-243)

	Exhibit 7:	Quicksilver’s Objections and Answers to BreitBurn Defendants’ First Set of Interrogatories (“Quicksilver Resp. to Interrogatory No. ___”) (App. 244-248)

	Exhibit 8:	BreitBurn Energy Partners L.P. Form 8-K, filed June 23, 2008 (App. 249-259)

This Motion is further based on other summary judgment evidence, including but not limited to: (1) any deposition transcripts, interrogatory answers, and other discovery responses, pursuant to Tex. R. Civ. P. 166a(c); (2) the pleadings, admissions, affidavits, stipulations of the parties, and authenticated or certified public records on file with this Court, pursuant to Tex. R. Civ. P 166(a)(c); and (3) any other discovery products or other instruments filed with this Court and served on all parties as provided by Tex. R. Civ. P. 166(a)(d).

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 32

V.

CONCLUSION AND PRAYER

For the foregoing reasons, BreitBurn GP and BreitBurn LP pray that the Court grant their Motion for Summary Judgment, dismiss with prejudice Quicksilver’s claims against them relating to the June 2008 Amendment, enter judgment against Quicksilver on those claims, and award them such other and further relief, including costs, to which they are justly entitled.

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 33

Respectfully submitted,

/s/William L. Kirkman
Harry M. Reasoner
Texas State Bar No. 16642000
Karl S. Stern
Texas State Bar No. 19175665
George M. Kryder
Texas State Bar No. 11742900
Jennifer B. Poppe
Texas State Bar No. 24007855
Marc A. Fuller
Texas State Bar No. 24032210
Vinson & Elkins llp
First City Tower
1001 Fannin St., Suite 2500
Houston, TX 77002-6760
713.758.2358
Facsimile: 713.615.5173

William L. Kirkman
Texas State Bar No. 11518700
Bourland & Kirkman, l.l.p.
201 Main Street, Suite 1400
Fort Worth, Texas 76102
817.336.2800
Facsimile: 817.877.1863

OF COUNSEL:

Srinivas M. Raju
Richards, Layton And Finger, p.a.
One Rodney Square
920 North King Street
Wilmington, DE 19801

Attorneys for BreitBurn Energy Partners l.p. and BreitBurn gp, llc

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 34

CERTIFICATE OF SERVICE

I hereby certify that true and correct copies of the foregoing were served on each of Plaintiff’s counsel of record by email and certified mail on the 17th day of February, 2009, as follows:

BY FEDERAL EXPRESS
Gerard G. Pecht
Daniel M. McClure
Darryl W. Anderson
Peter A. Stokes
Fulbright & Jaworski llp
1301 McKinney, Suite 5100
Houston, TX  77010

BY HAND DELIVERY
Dee J. Kelly
Marshall Searcy
Dee J. Kelly, Jr.
Kelly Hart & Hallman llp
Wells Fargo Tower
201 Main Street, Suite 2500
Fort Worth, TX  76102
BY FEDERAL EXPRESS Greg Waller Andrews Kurth llp 600 Travis, Suite 4200 Houston, Texas 77002 BY FEDERAL EXPRESS David R. Seidler K&L Gates 301 Commerce Street, Suite 3000 Fort Worth, Texas 76102

/s/Marc A. Fuller
Marc A. Fuller

BREITBURN ENERGY PARTNER L.P. AND BREITBURN GP, LLC’S
MOTION FOR PARTIAL SUMMARY JUDGMENT – Page 35